UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2007

THE COOPER COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8597	94-2657368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6140 Stoneridge Mall Road, Suite 590, Pleasanton, California 94588

(Address of principal executive offices)

(925) 460-3600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) As previously disclosed in a Current Report on Form 8-K filed with the Securities and Exchange Commission on August 23, 2007, Mr. Robert S. Weiss is succeeding Mr. A. Thomas Bender as the Company’s Chief Executive Officer effective on November 1, 2007.

In connection with Mr. Weiss’s appointment to the office of Chief Executive Officer, the Board of Directors (the “Board”) on October 25, 2007 set Mr. Weiss’s annual base salary at $600,000 with a 100% annual bonus target, effective November 1, 2007. The Board also approved an award of 66,000 stock options to Mr. Weiss as part of the Company’s annual equity grant.

(e) In connection with Mr. Bender’s retirement as the Company’s Chief Executive Officer, the Board on October 25, 2007 approved Mr. Bender’s annual compensation as Chairman of the Board and for the provision of additional services to the Company and amended his outstanding options to continue vesting in accordance with their terms, but to become fully vested on April 30, 2010 (if not vested earlier) and to be exercisable until October 31, 2010 (but not beyond their original expiration date). Effective November 1, 2007, Mr. Bender’s annualized cash compensation will be $290,000 and he will be granted 11,400 stock options and 2,000 shares of restricted stock pursuant to the terms of the Company’s 2006 Long Term Incentive Plan for Non-Employee Directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE COOPER COMPANIES, INC.

By	/s/ Carol R. Kaufman
Carol R. Kaufman
Senior Vice President of Legal Affairs, Secretary and Chief Administrative Officer

Dated: October 31, 2007